SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NOVASTAR FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	74-2830661
(State or Other Jurisdiction (of Incorporation)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300 Kansas City, Missouri	64114
(Address of Principal Executive Offices)	(Zip Code)

(816) 237-7000

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-110574

Securities to be registered pursuant to Section 12(g) of the Act:

% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the preferred stock of the Registrant being registered hereby is      % Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Preferred Stock”). The description of the Preferred Stock is contained in the Registrant’s Rule 424(b)(5) filing of January 6, 2004, relating to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 18, 2003, under the caption, “Description of Series C Preferred Stock,” which description is hereby incorporated herein by reference thereto.

Item 2.	Exhibits.

Instruments defining the rights of holders of the securities being registered hereunder:

3.1*	Articles of Amendment and Restatement of the Registrant.

3.3*	Bylaws of the Registrant.

3.3a**	Amendment to Bylaws of the Registrant.

3.5***	Articles Supplementary of the Registrant, dated as of January , 2004, as filed with the Maryland Department of Assessments and Taxation.

4.3***	Specimen Certificate of Preferred Stock.

*	Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (373-32327) filed by the Registrant with the SEC on July 29 1997, as amended.
**	Incorporated by reference to the correspondingly numbered exhibit to Annual Report on Form 10-K filed by the Registrant with the SEC on March 20, 2000.
***	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 13, 2004

NOVASTAR FINANCIAL, INC.

By:	/s/ Rodney E. Schwatken

Rodney E. Schwatken Vice President, Treasurer and Controller